FILE NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                           LNR PROPERTY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                           65-0777234
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                     760 NORTHWEST 107TH AVENUE, SUITE 300
                             MIAMI, FLORIDA  33172
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                LNR PROPERTY CORPORATION 1997 STOCK OPTION PLAN
                             (FULL TITLE OF PLAN)
                            _______________________

                               STEVEN J. SAIONTZ
                           LNR PROPERTY CORPORATION
                          760 NORTHWEST 107TH AVENUE
                             MIAMI, FLORIDA  33172
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (305) 485-2000

                                  COPIES TO:
                           DAVID W. BERNSTEIN, ESQ.
                                ROGERS & WELLS LLP
                                200 PARK AVENUE
                           NEW YORK, NEW YORK  10166


                        CALCULATION OF REGISTRATION FEE

     Title of Securities         Amount to be             Proposed                Proposed              Amount of
      to be Registered            Registered               Maximum                 Maximum          Registration Fee
                                                       Offering Price             Aggregate
                                                          Per Share            Offering Price{*}
Common Stock, par
value $.10 per share               2,615,600               $16.4375                $42,993,925             $12,683.21

* Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low
    prices  of  Registrant's  Common   Stock  reported  in  the  consolidated
    reporting system on the New York Stock Exchange Composite Tape on August 31, 1998.

                                    PART 1

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a Booklet dated December 1997 distributed to the employees of LNR Property Corporation who held options granted under the LNR Property Corporation 1997 Stock Option Plan or a Booklet dated November 1997 distributed to employees of Lennar Corporation (the former sole stockholder of LNR Property Corporation and its predecessors) under the Lennar Corporation 1991 Stock Option Plan. Each of those Booklets, together with the documents incorporated by reference pursuant to Item 3 of
Part II of this Registration Statement, constitutes a Section 10(a) Prospectus.

                            PROSPECTUS FOR RESALES

      The material which follows,  up  to  but not including the page beginning
Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired (i) under the LNR Property Corporation 1997 Stock Option Plan or (ii) upon exercise of options granted under the Lennar Corporation 1991 Stock Option Plan while the registrant or its predecessors were wholly owned by Lennar Corporation, by affiliates of LNR Property Corporation, as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS



                               2,615,600 shares

                           LNR PROPERTY CORPORATION

                                 COMMON STOCK

                          (Par Value $.10 per share)

      The shares of Common Stock of LNR Property Corporation (the "Company") to which this Prospectus relates may be offered from time to time by the people described under "Selling Security Holders" on the New York Stock Exchange, where the Company's Common Stock is listed, on any other securities exchanges on which the Common Stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 760 Northwest 107th Avenue, Suite 300, Miami, Florida 33172 (Telephone No. (305) 485-2000).


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                  THE COMMISSION PASSED UPON THE ACCURACY OR
                      ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


      The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.


                              _______________________

                 The date of this Prospectus is August 31, 1998

                               TABLE OF CONTENTS
                               _________________



                                                                          PAGE

Incorporation by Reference ................................................. 2

Available Information....................................................... 2

Selling Security Holders ................................................... 2

Method of Sale.............................................................. 3

SEC Position Regarding Indemnification...................................... 3


                          INCORPORATION BY REFERENCE

      The Company incorporates by reference into this Prospectus (a) the Company's Annual Report on Form 10-K for the year ended November 30, 1997, (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since November 30, 1997 and
(c) the description of the Company's Common Stock contained in the Company's registration statement under Section 12 of the Securities Exchange Act relating to the Company's Common Stock, including any amendment or report filed for the purpose of updating that description. All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to LNR Property Corporation, 760 N.W. 107th Avenue, Suite 300, Miami, Florida 33172, Attention: Financial Vice President, telephone number
(305) 485-2000.


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Commission located at 7 World Trade Center, Suit 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commissions web site can be accessed at http://www.sec.gov. Reports, proxy statements and other information filed by the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


                           SELLING SECURITY HOLDERS

      This Prospectus relates to possible sales by officers and directors of the Company of shares of Common Stock of the Company they acquire through exercise of options granted under the Company's 1997 Stock Option Plan or under the Lennar Corporation 1991 Stock Option Plan. The names of the people who may be Selling Security Holders from time to time are not known by the Company at this time. The names of those people, along with the number of shares of Common Stock owned, and the number of shares which may be sold, by each of those people from time to time will be contained in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.


                                METHOD OF SALE

      Sales of the shares offered by this Prospectus will be made on the New York Stock Exchange, where the Company's Common Stock is listed for trading, or in other markets where the Company's Common Stock is traded, or in negotiated transactions. Sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by Selling Security Holders. Shares which are sold may include shares in which Selling Security Holders have granted security interests and which are being sold because of foreclosure of those security interests. There is no present plan of distribution.


                    SEC POSITION REGARDING INDEMNIFICATION

      The Company's by-laws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                    PART II


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE
            _______________________________________

            The following documents are incorporated by reference in this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the year ended November 30, 1997.

            (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since November 30, 1997.

            (c) The description of the Company's Common Stock contained in the Company's registration statement under Section 12 of the Securities Exchange Act relating to the Company's Common Stock, including any amendment or report filed for the purpose of updating that description.


            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be part of it from the date of filing of those documents.

Item 4.     DESCRIPTION OF SECURITIES.
            _________________________

                  Not Applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.
            ______________________________________

                  Not Applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.
            _________________________________________

                  The  registrant's  by-laws  provides  for  indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

                  Directors and  officers  may  also  be entitled in additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.
            ___________________________________

                  Not Applicable.


Item 8.     EXHIBITS.
            ________

            The following documents are filed with or incorporated by reference in this Registration Statement:

            Exhibit 5.  Opinion of Rogers & Wells LLP.

            Exhibit 24. Consents of Accountants and Counsel.

Item 9.     UNDERTAKINGS.
            ____________

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on this 31st day of August 1998.

                                      LNR PROPERTY CORPORATION

                                      By: /s/ Steven J. Saiontz
                                      _____________________________________
                                               Steven J. Saiontz
                                               Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Saiontz, Shelly Rubin and Stuart A. Miller, and each of them, as his or her true and lawful attorney-in-fact and agent, with sole power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.
                               _________________

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   NAME                                        TITLE                                  DATE
                   ____                                        _____                                  ____

/s/ Steven J. Saiontz
__________________________________          Chief Executive Officer and Director           August 31, 1998
       Steven J. Saiontz                    (Principal Executive Officer)

/s/ Shelly Rubin
__________________________________          Financial Vice President                       August 31, 1998
         Shelly Rubin                       (Principal Financial Officer)

/s/ J.T. McMickle
__________________________________          Controller                                     August 31, 1998
         J.T. McMickle                      (Principal Accounting Officer)

/s/ Stuart A. Miller
__________________________________          Director                                       August 31, 1998
       Stuart A. Miller

/s/ Leonard Miller
__________________________________          Director                                       August 31, 1998
        Leonard Miller


__________________________________          Director                                       August __, 1998
        Brian L. Bilzin


__________________________________          Director                                       August __, 1998
          Sue M. Cobb


__________________________________          Director                                       August __, 1998
      Carlos M. de la Cruz

/s/ Jeffrey P. Krasnoff
__________________________________          Director                                       August 31, 1998
      Jeffrey P. Krasnoff

                                 EXHIBIT INDEX


                                                            PAGE IN SEQUENTIAL
                                                            __________________
EXHIBIT                                                       NUMBERING SYSTEM
_______                                                     __________________


Exhibit 5.1    Opinion of Rogers & Wells LLP............................... 11

Exhibit 24.1 Consent of Rogers & Wells LLP (attorneys) included in Exhibit 5.1

Exhibit 24.2   Consnet of Deloitte & Touche LLP (accountants).............. 12

Exhibit 25.1   Power of Attorney - on signature pages